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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On October 26, 2017, Pershing Square Capital Management, L.P. and certain affiliates delivered the following presentation relating to Automatic Data Processing, Inc., which may also be posted on www.ADPascending.com:

ADP Ascending Council of Institutional Investors October 26, 2017

Disclaimer The information contained in this presentation (“Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. ("Pershing Square"). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This presentation and the Information is not a recommendation or solicitation to buy or sell any securities. The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in Board (defined below) composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission (“SEC”) at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The Information is made available exclusively by Pershing Square and not by or on behalf of ADP or its affiliates or subsidiaries or any other person. While certain funds managed by Pershing Square and its affiliates have invested in common shares of, and/or derivatives referencing, ADP and certain principals of Pershing Square may stand for election to serve on the board of directors of ADP, Pershing Square is not an affiliate of ADP and neither Pershing Square nor its principals or representatives are authorized to disseminate any information for or on behalf of ADP, and nor do we purport to do so. Pershing Square manages funds that are in the business of trading – buying and selling – securities and financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding ADP. Pershing Square may buy, sell, cover or otherwise change the form of its investment in ADP for any reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the analyses contained herein including, without limitation, the manner or type of any Pershing Square investment. The Information does not purport to include all information that may be material with respect to ADP, Pershing Square’s proposed slate of directors, or any other matter. Thus, shareholders and others should conduct their own independent investigation and analysis of ADP, the proposed slate of directors, and the Information. Except where otherwise indicated, the Information speaks as of the date hereof. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, ADP or any other person. This presentation relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting (the “Annual Meeting”) of stockholders of ADP. Pershing Square and certain of its affiliated funds have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies in connection with the Annual Meeting and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). PERSHING SQUARE STRONGLY ADVISES ALL STOCKHOLDERS OF ADP TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (CALL COLLECT: (212) 269-5550; CALL TOLL FREE: (866) 342-1635) OR EMAIL: ADP@DFKING.COM.

Introduction to Pershing Square Pershing Square has a strong activist track record as a long-term, value-creating shareholder Average return on 13Ds ~145% vs. ~16% for the S&P 500 index over the same periods (Source: 13DMonitor)(1) Our target holding period for our “active” investments is generally four to six years We are long-term shareholders seeking to help ADP achieve its full potential We have a $2.5bn investment in ADP; ADP is our largest investment representing ~26% of our capital under management ________________________________________________ Returns reflect performance of all of the companies for which Pershing Square has filed a 13D. The market index shown above has been selected for purposes of comparing the performance of an investment in the Pershing Square funds with a certain well-known, broad-based equity benchmark. The statistical data regarding the index has been obtained from Bloomberg and the returns are calculated assuming all dividends are reinvested. The index is not subject to any of the fees or expenses to which the Pershing Square funds are subject. Pershing Square is not restricted to investing in those securities which comprise this index, its performance may or may not correlate to this index and it should not be considered a proxy for this index. The volatility of an index may materially differ from the volatility of the Pershing Square funds’ portfolio. The S&P 500 is comprised of a representative sample of 500 large cap companies. The index is an unmanaged, float-weighted index with each stock's weight in the index in proportion to its float, as determined by Standard & Poor’s. The S&P 500 index is proprietary to and is calculated, distributed and marketed by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), its affiliates and/or its licensors. S&P® and S&P 500®, among other famous marks, are registered trademarks of Standard & Poor's Financial Services LLC.

Why We Invested in ADP The Human Capital Management (“HCM”) business is fundamentally attractive ADP is a great business with a very large opportunity to improve its operating efficiency, product and service offerings, growth, and long-term shareholder value The case for change is straightforward: For many years, ADP has underperformed its potential ADP can be substantially improved ADP’s underperformance can be fixed without increasing risk ADP can significantly accelerate its performance and strengthen its competitive position with improved operational efficiency and greater technology leadership

Summary of Pershing Square’s Business Case

ADP’s Employer Services business (~2/3rds of ADP’s profit) is underperforming its potential ADP can significantly improve its performance and competitive position with improved operational efficiency and greater technology leadership Employer Services, currently earning a ~19% operating margin, should achieve 35% or greater margins Employer Services’ growth can increase to ~7%+ Achieving ADP’s structural potential will drive enormous shareholder value The long-term health of ADP will be driven by an improved and superior culture, employee engagement, innovation, and operational efficiency The transformations of Solera (f.k.a. Claims Services) and CDK (f.k.a. Dealer Services), previously owned by ADP, provide a roadmap Summary: ADP has an Enormous Opportunity for Improvement

ADP is Falling Behind Competitors

Growth in ADP’s Employer Services is Deteriorating Growth in Employer Services has deteriorated in recent years and must dramatically accelerate to meet ADP’s September 12th plan ________________________________________________ Source: ADP SEC financials, financial press releases. FY 2012 through FY 2016 based on ADP management’s “Constant Dollar Internal Revenue Growth” metric. FY 2017 based on ADP management’s “Organic Revenue Growth.” ADP’s Plan (‘18-‘20) calls for ES growth of 6-7%; will require ‘19-‘20 inflection (1) Employer Services Revenue Growth (%) ACA (“Obamacare”) related activity significantly boosts revenue growth ACA tailwinds fade, growth declines

ADP is Falling Behind Competitors, Particularly in Enterprise HCM (~20% of Employer Services)

ADP's board and management have failed to develop a best-in-class offering for the Enterprise market, a failure which has allowed competitors to capture meaningful market share and value at the expense of ADP

Change in HCM Client Count (Since Launch of Vantage)[1]


Est. ~40% directly comparable to ADP Enterprise
350
1,344
1,400
ADP (Vantage) (2)
Workday
Ultimate Software

Despite ADP's installed base (circa '11) of ~4k, a large client base to sell to

Change in Revenue (FY 2009 – FY 2017) ($bn)[3]


($0.2)bn
$1.5 bn
$0.6bn
ADP (Enterprise) (4)
Workday
Ultimate Software

Enterprise Value Creation (FY 2009 – FY 2017) ($bn)[5]


($1.3) bn
$20.2bn
$5.1bn
ADP (Enterprise) (6)
Workday
Ultimate Software

"In the case of an ADP…So I consider them a more coopetition. They're not really trying to be best to beat in HR…When I think about people that we compete against for cloud HR, performance, learning, recruiting… I'd say probably more Ultimate. That's where we want to dominate." – Aneel Bhusri, Workday CEO, June 2, 2016

(1) Presented as the change in client count from FY 2011 through FY 2017 (consistent with the launch of Vantage). Note client counts may not be directly comparable.
(2) Current Vantage count from 5/3/2017 commentary when ADP described having 350 live Vantage clients.
(3) Based on the change in revenue from FY 2009 – FY 2017. Workday 2009 revenue of $50m based on public news articles (Forbes. *Duffield Scores Biggest Round.* 4/30/2009).
(4) Fiscal year 2009 based on ADP's 2009 Analyst Day Investor Presentation. FY 2017 estimated at 20% of headline Employer Services revenue for comparability.
(5) Workday 2009 valuation based on its Series E private financing round, per Fortune. http://fortune.com/2012/10/15/the-vc-firm-that-turned-down-workday/
(6) Assumes 40% flow through from revenue to EBIT, a 33% tax rate and a 25x unlevered earnings multiple.

8

Why is ADP Losing to Competitors? 40% to 50% of Ultimate Software’s wins in recent years have come from ADP “We typically get between 45% and 50% of our new units from ADP… I think our culture, product, and service -- we end up winning a lot. So, I don't know why that would change in the future, unless something dramatically happens, which I can't imagine what that is.” – Scott Scherr, Ultimate Software CEO Q4 2016 Earnings Call, February 7th, 2017 ________________________________________________ Source: Ultimate Software Investor Presentation.

Why is ADP Losing to Competitors? (cont’d.) Why are they looking to replace their old vendor (e.g., ADP)? What factors are allowing Ultimate to win versus incumbent providers (e.g., ADP)? ________________________________________________ Source: Ultimate Software Investor Presentation.

ADP is Underperforming its Potential

ADP has a Substantial Opportunity to Improve its Gross Margins

Adjusted Net Operational Gross Profit Margins[1] (%)



Net Operational Gross Margin (%)
100%
90%
80%
70%
60%
50%
40%
30%
Largest
Smallest
Recurring[2] Median 74%
Median: 71%
60%
ES: ~58%
ADP (1)
Paychex
Workday
Ultimate
Insperity
TriNet
Cornerstone
Paycom
Paylocity
ADP
Excluding PEO (ADP)
SMB
Enterprise
PEO
HCM
Major Accounts
Recurring Adjusted Gross Profit

Achieving competitor-level gross margins would drive ~$1.35bn of profit uplift or ~1,600 of margin improvement in Employer Services[3]

(1) ADP's gross margins adjusted to exclude float income (-$397m) but add-back Systems Development and Programming Costs (+$628m) and Depreciation and Amortization (+$226m) to be more consistent with competitor gross margin presentation. Competitor gross margins have similarly been adjusted (as relevant) for comparability purposes. Gross profit margins presented as a percentage of adjusted net operational revenue, excluding float income and reporting the PEO net of pass-through costs.
(2) Excludes services and implementation revenue / associated gross profit.
(3) Assumes ES achieved competitor-level gross margins of 74% on $8.5bn of Net Operational Revenue.

12

Net Operational Revenue per Employee(1) (Ex-Float) ADP has a Substantial Opportunity to Improve its Labor Efficiency (2) Median: $232 Smallest Largest ES: ~$153 (2) Median: $223 Smallest Largest ES: ~$153 ________________________________________________ Note: Based on latest fiscal year end, as relevant. Note that Kronos and Ceridian are two privately-owned competitors which do not have full public financials. Net operational revenue excludes float income (“Funds Held for Clients”) and PEO Services pass-through costs (~$2.6bn for ADP, estimated at $165m for Paychex). Insperity Net Operational Revenue estimated based on TriNet’s gross margins. Estimated based on the average of two methodologies: (1) assumes ES achieved peer-level productivity on current headcount driving an additional $3.9bn of revenue with an estimated 40% margin flow-through implying a $1.5bn uplift in EBIT, and (2) assumes a headcount reduction on the current base of revenue at an estimated fully-burdened cost per employee of $70k, driving a $1.2bn EBIT uplift. Achieving competitor-level labor productivity would drive ~$1.4bn of profit uplift or ~1,600bps of margin improvement in Employer Services(3) ES: ~$212

ADP vs. Paychex: the Gap is Widening

While Paychex historically generated similar Net Operational Revenue per Employee to ADP (from 2008-2011), it has dramatically outperformed ADP since 2011

Net Operational Revenue per Employee(1) ($'000)



Operational Revenue per Head ($'000)
$250
$200
$150
$100
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
ADP (2)
Paychex (3)

Net Operational Revenue Benchmarking Per Employee(3,4) ($'000)



Operational Revenue Per Head ($'000)
$250
$200
$150
$100
+1.4x
4.4% CAGR
$159
$158
$161
$214
2009A
2017A
ADP
Paychex

Note: Paychex has a fiscal year end May 31 as compared to ADP's fiscal year end of June 30. Source: SEC public financials and/or financial press releases.

(1) For both ADP and Paychex analysis excludes Client Funds and PEO pass-through costs.
(2) 2008-2014 includes Dealer Services given lack of consistent disclosure. 2015 through 2017 excludes Dealer Services. Note that dealer services had revenue per employee of ~$220k at the time of the spinoff from ADP.
(3) PEO estimated at ~11% of total revenue based on management commentary noting PEO comprises ¼ of HRS revenue (Q2'2017 earnings call), growing double-digits. Pass-through costs estimated at $165m. Adjusted results for Paychex change in accounting with respect to PEO pass-through costs in FY'2014. Assumed PEO has achieved a 15% CAGR since 2011, consistent with management commentary.
(4) ADP excludes Dealer Services in both periods. 2009 employee headcount excluding Dealer Services based on disclosure from ADP's March 2009 Analyst Day presentation.

14

Paychex (~41% EBIT Margins) is Comparable to ~$3bn+ of ADP's Employer Services Business

> *"Our client base in the mid-market is about a little bit over 6% of our total clients. And you can assume that, from a revenue standpoint, that's three to four times what our client base is [18-24%], if that helps."*
>
> \- Efrain Rivera, Paychex CFO (Dec 21, 2016)

- Paychex has ~35k clients and ~$0.7bn of revenue in its mid-market business (avg. 75-100 EEs),(1) comparable to the smaller client sub-vertical of ADP's mid-market (~$1bn of ADP revenue)

ADP vs. Paychex: Revenue Composition by Underlying Client Size



Net Op. ES Revenue ($bn)
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
$2.8bn
~$0.6bn
~$2bn
$8.5bn
$1.8bn
$1.7bn
~$2bn
~$1bn
~$2bn
Paychex
ADP

Implied ADP Employer Services Margin Excl. Paychex Comparable Revenue



$8.5bn
~$5.5bn
~$1bn
~$2bn
x41%
$1.6bn
~$0.4bn
~$0.8bn
$0.4bn / $5.5bn = 6%
$0.4bn
Implies all other ES revenue (>150 EEs) margins of ~6%
Net Operational Revenue
Operational EBIT

ADP Mid-Market (50-999)

■ SMB (1-49) ■ Small-Mid Market (50-149) ■ Large-Mid Market (150-999) ■ Enterprise (1,000+) ■ International ■ All Other

(1) "EEs" is an ADP / HCM industry term which denotes the number of underlying employees per client.

15

ADP’s Sprawling and Sub-Scale Service Structure ADP has ~10 million square feet of real estate and >130 US office locations

ADP’s Sprawling Corporate Footprint ADP’s business units and corporate offices are spread across the country largely due to historical locations for each business Mid-Market (Majors) Small Business (SMB) Corporate HQ Enterprise (National Accounts) Value-Add and Tax PEO

ADP's Management Team is Insular

"He's [Bill Ackman] saying that somehow the company is insular and that people stick around forever, and the people that have worked for me have been around the company for a long, long time. What he's not aware of is that my team is almost entirely new from the time I became CEO."

– Carlos Rodriguez (CNBC August 10, 2017)

- **ADP's senior executive management**

Name	Position	Age	Joined	Tenure
Carlos Rodriguez	CEO, President & Director	53	1999	18
Jan Siegmund	CFO & Corporate VP	53	1999	18
Thomas Perrotti	President of Worldwide Sales & Marketing	48	1993	24
Edward Flynn	President of Global Enterprise Solutions	57	1988	29
John Ayala	President of Major Account Services & ADP Canada	50	2002	15
Maria Black	President of Small Business Solutions & HR Outsourcing	43	1996	21
Douglas Politi	President of Added Value Services & Corporate VP	55	1992	25
Stuart Sackman	Corporate VP, Global Product and Technology	56	1992	25
Deborah Dyson	Corporate VP, Client Experience & Continuous Improvement	51	1988	29
Donald Weinstein	Corporate VP, Chief Strategy Officer	48	2006	11
Michael Bonarti	Corporate VP, General Counsel & Secretary	51	1997	20
Dermot O'Brien	Chief Human Resources Officer	51	2012	5
		Avg. Tenure		**20**

- **Executives have decades of tenure at ADP and effectively <u>no outside experience and perspective</u>**

18

________________________________________________ Source: Glassdoor, Inc. July 2017. Note: Green stars denote Glassdoor Highest Rated CEOs from 2016 or 2017 based on U.S. employee feedback between 5/2/15 - 5/1/17. Overall Rating Approval of CEO Approve of Senior Management ADP Rank: Last 2nd to Last Last ADP Trails Major Peers Across a Variety of Employee Satisfaction Metrics

________________________________________________ Source: Glassdoor, Inc. July 2017. Culture & Values Recommend to a Friend Positive Business Outlook ADP Rank: Last Last Last ADP Trails Major Peers Across a Variety of Employee Satisfaction Metrics

ADP’s Culture Needs to Change ADP’s insular, bureaucratic, and staid corporate culture causes the Company to trail competitors in recruiting talent, eroding the Company’s long-term competitive position Many of ADP’s direct competitors rank amongst the best places to work in the country, according to prestigious lists such as the Fortune 100 Best Companies to Work For Challenge in recruiting employees “Insular, outsiders don’t get ahead” “Outside views aren’t considered or embraced, change never pursued” “ADP is an accounting and processing company” “ADP is not a technology or software company” 7. Ultimate Software 8. Salesforce 13. Intuit 18. Workday ADP is notably absent…

Leading Proxy Advisors Agree “Pershing Square has articulated a compelling case that, despite ADP's strong historical track record and consistent delivery of incremental improvements, the Company is not performing to its full potential, operationally or financially, and is not maximizing value for long-term shareholders. In our view, when compared to the productivity, profitability and growth of ADP's competitors in the HCM industry -- or to businesses that previously operated within ADP and upon being spun out achieved significant improvements in these key performance metrics – the substantial opportunity that Pershing Square has outlined for ADP to potentially achieve becomes readily apparent.” - Glass, Lewis & Co. (Oct 23, 2017) “Perhaps most concerning has been the company's failure to directly address the dissident's main criticisms. In its public response to the dissident, the board did not seem to provide adequate answers as to why its EBIT margin trails Paychex's so widely or how it plans to reverse market share losses among large customers... The dissident appears to be asking valid questions, with much of its critique focused on the company's loss of share among large customers and the significant gap by which its EBIT margin trails that of close competitor Paychex.” - Institutional Shareholder Services (Oct 25, 2017)

CDK’s Transformation Provides a Roadmap for ADP

Adj. Rev Growth (excl F/X): Adj. EBITA Margins: CDK embraced the views of shareholders, hired a consultant to evaluate its potential, and publicly announced a transformation plan. CDK’s financial results and share price performance have been consistently positive CDK: Dividend-Adjusted Share Price Performance 2015A 8% 18% Jun 16, 2015: CDK announces Transformation Plan to Strengthen the Business and Enhance Long-term Value 2016A 7% 22% 2017A 6% 26% May 23, 2016: CDK announces a comprehensive reorganization streamlining the organization around a new operating structure Aug 3, 2016: CDK reports FY 2016 results including FY 2019 target of Adj. EBITDA exit margin of 40% or above Oct 27, 2014: Sachem Head files 13D, announces 9.8% stake in CDK May 4, 2016: Elliott letter identifies an opportunity for CDK to expand Adj. EBITDA margins to 42% 2018E ~4-5% ~30% CDK Embraced the Views of Shareholders and Delivered on its Potential Aug 3, 2016: CDK adds two independent directors after agreement with Elliott Oct 1, 2014: CDK spins-out of ADP at $31 per share ________________________________________________ Source: CapIQ, CDK Global SEC financials and public press releases.

CDK Global:
What Was CDK's Transformation Plan?

CDK's Transformation Plan is comprised of 200 discrete projects with individual project leaders

	Under ADP's Ownership / Post-Spin	CDK Transformation Plan
Segments	"Three separate entities" (1)	Simplified structure (5)
Product Sprawl	1,500 software version; 74 products (2)	<400 versions and declining (6)
R&D	"Seven R&D organizations reporting to six different places" (3)	"One global R&D organization" (7)
Sales	"Five sales organizations" (3)	"One sales organization" (7)
Billing Systems	12 different "old and clunky" systems (3)	"One system" (8)
Implementations	Overly cumbersome and lengthy product implementation process (4)	"Reducing average implementation times by approximately 30%" (9)
Complexity	Excessive "legacy complexity" (3)	Reducing complexity
Duplication	"Multiple organizations doing the same thing" (3)	Reducing duplication
Margins (%)	**"We're committed to an avg. 40-50 BPS of margin improvement over the next five years" (10)**	**~16% to ~35% over 5 years**

(1) CDK 8K (May 23, 2016).
(2) Q3'2016 Earnings Call (May 5, 2016).
(3) CDK at JPMorgan TMT Conference (May 24, 2016).
(4) CDK Global Investor Day (June 16, 2015).
(5) CDK 8K (May 23, 2016).
(6) CDK Fiscal 2017 Results (August 1, 2017).
(7) CDK at Robert W Baird Global, Consumer, Technology & Services Conference (June 9, 2016).
(8) Q2'2017 Earnings Call (February 2, 2017).
(9) Q1'2016 Earnings Call (November 3, 2015).
(10) ADP 2009 Analyst Day Presentation (March 25, 2009).

25

By adopting a CDK-like approach, ADP can become a more competitive and efficient company for the benefit of all stakeholders. This will drive increased margins, earnings, and long-term growth for ADP

Management’s Response

ADP Says to Shareholders That It Is Outperforming – But This is Not True

- ADP claims a 203% TSR over CEO Carlos Rodriguez's tenure and claims to be outperforming its "HCM-related" peers
- ADP's purported TSR is misleading:[1]
  - Uses the day after the CEO starts
  - Does not use the unaffected price; instead includes the increase in the stock price from Pershing Square's investment
  - Inappropriately includes CDK outperformance (CDK underperformed under ADP and was fixed by post spin-off board and management)
  - Uses a distorted "peer" group of largely unrelated companies to assert its "outperformance"

ADP's Actual TSR Since Mr. Rodriguez's Appointment as CEO



-50%
191%
141%
126%
165%
Includes Subsequent IPOs (3)
Public Competitors as of Nov 8, 2011 (2)
ADP
ADP Purported "HCM-Related Players" (Market Cap Weighted)
Actual HCM Competitors (Market Cap Weighted) (2,3)

> *"Upon review, we consider* ***several of the Company's reported TSR figures to be overstated****, and the Company's TSR comparisons to be less relevant than those presented in the Dissident's materials… we find ADP's TSR performance to be far less impressive than touted by the board and management. Most notably,* ***ADP's total returns are either merely consistent with or meaningfully lower than the average returns of the Company's closest HCM competitors****."*
>
> \- Glass, Lewis & Co. (Oct 23, 2017)

Source: Capital IQ; Total Shareholder Return. Dividend adjusted share price, assuming dividends reinvested (including CDK proceeds reinvested at time of spin-off).
(1) See pages 30-43 of *Pershing Square's Response To ADP's September 12th Investor Presentation* (September 25, 2017) available at www.adpascending.com.
(2) "Actual HCM Competitors" comprised of a market-cap weighted index of Paychex, Ultimate Software, Insperity, and Cornerstone OnDemand.
(3) Includes the TSR of competitors which went public subsequent to the TSR measurement date. The starting date for the respective competitors is the later of November 8, 2011 / May 9, 2012 (respectively) *or* the competitors' IPO date/price (for Workday, TriNet, Paycom and Paylocity).

28

Instead of Embracing the Opportunity, ADP Management Has Affirmed the Status Quo

On September 12th, ADP responded to Pershing Square and released its "Transformation Plan," which:

- **Is an affirmation of the status quo**
- **Delivers no meaningful improvement despite the fact that ADP significantly trails competitors and its potential**
- **Picks and chooses inconsistent data points to generate misleading and intellectually dishonest conclusions**

ADP's "Transformation Plan"



Adjusted EBIT (%)
+40-75 bps per annum
20%
21-22%
32%(1)
ADP, Current (FY 2017)
ADP's Long-Term Plan (FY 2020)
PSCM Plan (FY 2022)

*"[ADP's] rebuttal was, in our view, a confident, well-articulated, detailed, **reiteration of the status quo** for ADP, providing plenty of insightful incremental data points and disclosures, but **no material change to the financial outlook for the company**. ADP established three-year guidance for the first time, but the **guidance was consistent with its already-disseminated FY18 guidance and long-term business model**."* (2)

- Lisa Ellis, Bernstein (Sep 13, 2017)

ADP's board and management have effectively said they can't do any better

(1) Presented on an as-reported basis for comparability purposes. Includes both Client Funds income and PEO pass-through revenues.
(2) Permission to use quotations throughout this presentation neither sought nor obtained. Emphasis added.

29

ADP Is Now Attempting to Pivot Its Tone and Message In Response to Shareholder Support for Our Views

ADP's Original Messaging (Aug / Sep)	ADP's Revised Tone and Message (Oct)

ADP's Original Messaging (Aug / Sep)

- *"I'm directly saying [Bill Ackman] doesn't know what he's talking about"*
  - Mr. Rodriguez, CNBC (Aug 10, 2017)
- *"[W]e strongly disagree with many of the assertions made by Mr. Ackman… [it] betrays a fundamental lack of understanding of the current state of ADP's business…"*
  - Press Release (Aug 17, 2017)
- *"ADP's strategy is working"*
  - Shareholder Materials (Sep 12, 2017)

ADP's Revised Tone and Message (Oct)

- *"We probably agree on a lot of different things from a thematic standpoint: The need to transform our technology at ADP, the need to be efficient, to improve margins… he's a few years late in terms of the ideas that he has…"*
  - Mr. Rodriguez, Yahoo Finance (Oct 20, 2017)
- *"[W]e just guided to another 500bps(1) improvement over the next three years, so if Ackman is advocating for a 1200 bps margin improvement we've, over the course of six to nine years, we've been able to accomplish the same thing."*
  - Mr. Rodriguez, Bloomberg TV (Oct 18, 2017)

Pershing Square and others cannot reconcile ADP's new "500bps" claim to ADP's actual projection of just 100-200bps of margin expansion in its plan

"[ADP] has not offered a convincing rebuttal, or even attempted to squarely address the substance of the Dissident's core arguments… Upon review, we find the Company's plan to be underwhelming… [T]he board's plan fails to acknowledge the magnitude of the opportunity…" - Glass, Lewis & Co. (Oct 23, 2017)

Source: Various ADP press releases, shareholder letters, and management public commentary available on ADP's website and/or filed with the SEC.

(1) We have noted that neither Pershing Square, Wall Street research analysts (including Glass Lewis), or other shareholders with whom we have spoken can reconcile this claimed 500 bps number with their stated aggregate margin goal of 100-200bps through FY 2020 (which is entirely consistent with their existing long-term plan).

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ADP’s recent pivot in tone and message isn’t credible and is unsupported by the company’s plan ADP’s broader response fails to address the substance of our arguments ADP is fundamentally underperforming its potential and has an enormous margin improvement and growth acceleration opportunity ADP’s board and management either (i) don’t recognize the magnitude of the opportunity, or (ii) are unwilling or unable to take the steps necessary to realize ADP’s full potential

The Nominees for ADP’s Transformation

The Nominees for ADP’s Transformation Will Bring Fresh Perspectives & Relevant Skills to ADP’s Board To fulfill its potential, ADP’s board needs expertise in both (i) business transformation and operating efficiency and (ii) technology and the HCM industry ADP’s board already has relevant technology and HCM experience ADP’s own board skill set matrix suggests just 4 of 10 existing directors have technology and HCM industry experience(1) We are not seeking to replace any of these directors ADP’s board does not have directors with business transformation and operating efficiency experience We are proposing three directors to ADP’s board, The Nominees for ADP’s Transformation, who bring a shareholder orientation, fresh perspectives and relevant skills in business transformation and operating efficiency ADP’s board committees are chaired by the longest tenured directors – replacing these directors will allow newer board additions to assume greater responsibility within the boardroom ________________________________________________ See page 39 of ADP: Driving Superior Results Through Market Leadership and Continuous Innovation (September 12, 2017).

Director since 2007 (10 years) Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity As Audit Committee Chair, has presided over significant reduction in disclosure despite business simplification The Nominees for ADP’s Transformation Bring Relevant Skills and Fresh Perspectives The Nominees for ADP’s Transformation Incumbent Long-Tenured Directors John Jones (Board Chairman) Glenn Hubbard (Chair, Nominating & Governance) Eric Fast (Chair, Audit) William Ackman (CEO of Pershing Square Capital Management, LP) Veronica Hagen (Former Chief Executive Officer, Polymer Group) Paul Unruh (Former Vice Chairman, Bechtel) Director since 2005 (12 years) Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity Prior Chairman and CEO of Air Products. Led Air Products underperformance – under Mr. Jones tenure, fell behind direct competitor, Praxair Director since 2004 (13 years) Serial board member; sits on an excessive number of boards Has overseen ADP’s underperformance relative to its peers and its potential No technology / HCM experience beyond ADP board role Divested assets which promptly doubled margins – didn’t see the opportunity No operating experience, business school dean Extensive management, financial and investment experience Significant public company board experience, including seven years as Chairman of Howard Hughes Corporation (217% TSR) Investor in the HCM industry for a decade Investments in a number of successful business transformations similar to ADP, providing valuable insights that can be applied to the benefit of ADP As one of the largest owners of ADP with a long-term outlook, total alignment with all shareholders Currently serves as a director of three large, highly respected publicly traded companies, including having served as lead director of Southern Company Successfully led and sold her business (Polymer Group) to Blackstone; continued as CEO under oversight of private equity Extensive global executive leadership experience in competitive industries where focus on operational efficiency and productivity were paramount to long-term success Personally invested over $300,000 in ADP common stock, more than any current ADP director Held several senior leadership positions at Bechtel (including Vice Chairman and CFO); obtained technology, finance, human resources, legal, and strategic planning expertise Significant experience on audit committees of public company boards (currently Chair of Symantec’s Audit and Risk Committee) Instrumental in leading the cost and business transformation at Symantec as a member of a board subcommittee responsible for generating >$400 million of cost savings Personally invested over $300,000 in ADP common stock, more than any current ADP director

Independent Proxy Advisors Support Pershing Square’s Campaign for Change at ADP ________________________________________________ Note: Permission to use quotations throughout this presentation neither sought nor obtained. Egan Jones “Dissident nominee Ackman would bring a strong understanding of the company, with the resources and analytical ability that his firm has demonstrated while digging deeply into ADP's business, asking valid questions, presenting detailed data, and proposing solutions. His real estate background could also be helpful at this point in the company's life cycle, given ADP's ongoing initiatives to rationalize its footprint… [T]he company's lack of direct public response to two key issues raised by the dissident - how it will reverse market share loss among large customers and why its EBIT margin trails Paychex's so widely - suggests that having a significant shareholder on the board could help ensure that the company is addressing those challenges and responding to them with sufficient urgency.” “[W]e believe Pershing Square has argued the more convincing case, particularly that: (i) ADP is underperforming its potential; (ii) ADP's historical leadership position and scale advantages breed complacency with incremental improvements that accrue relatively easily year after year; (iii) ADP is not keeping pace with smaller competitors in key market segments in the evolving HCM industry; (iv) an inefficient corporate structure and insular culture restrain ADP from identifying and urgently responding to business opportunities and threats; and (v) ADP's performance can be significantly improved, and shareholder returns enhanced, pursuant to a transformation plan implemented in a prudent manner under the oversight of a partly reconstituted board of directors. In our view, the board's response, or lack thereof, to the substance of Pershing Square's argument leaves much to be desired by shareholders and, similarly, the board's stated operational and financial plan strikes us as being inadequate and underwhelming given the substantial opportunity thoroughly detailed by Pershing Square.” “We believe that Pershing Square’s nominees will reinforce the Board and management in addressing operational inefficiencies, strengthen corporate governance and unlock ADP’s potential in order to maximize shareholder value.” Support for Bill Ackman Support for all three of The Nominees for ADP’s Transformation Support for all three of The Nominees for ADP’s Transformation

To Support ADP’s Transformation Vote GOLD The ONLY way to support ADP’s transformation is to vote GOLD Three highly-qualified and experienced independent director nominees: Bill Ackman, Veronica (“Ronee”) Hagen, V. Paul Unruh A withhold vote on the white card IS NOT a vote for any of the Nominees for ADP’s Transformation and DOES NOT ensure any or all of our nominees will be elected to the Board We proposed a universal ballot to ADP on September 15th after ADP’s board rejected all of our candidates. This proposal was rejected “[W]e agree with the Dissident's assessment that the ADP board appears to be lacking in business transformation and operating efficiency experience, which forms the basis of Pershing Square's nomination of Ms. Hagen and Mr. Unruh. Furthermore, in nominating Mr. Ackman, Pershing Square believes his election would address a lack of significant stock ownership by the incumbent directors, promote an owner's mentality in the boardroom and add the perspective of an investor who has been involved in several business transformations.” - Glass Lewis (Oct. 23, 2017)